UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  April 26, 2017

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On April 26, 2017, a subsidiary of NextEra Energy Operating Partners, LP (NEP OpCo) (the borrower) entered into and borrowed $150 million under three variable rate senior secured term loan agreements (term loans) that mature in April 2019. Interest is based on the London Interbank Offered Rate plus a specified margin, with payment due at the end of interest rate periods which can range from one to six months, as selected by the borrower. The term loans are secured by liens on certain of the assets of NEP OpCo, and certain assets of, and the direct ownership interest in, one of NEP OpCo's direct subsidiaries. The term loans contain customary default and acceleration provisions relating to the failure to make required payments or to observe other covenants in the term loans and related documents, including financial covenants relating to the maximum leverage ratio and a minimum interest coverage ratio, and certain bankruptcy-related events. Additionally, NEP OpCo and one of NEP OpCo's direct subsidiaries are required to comply with certain financial covenants on a quarterly basis and NEP OpCo's and its direct subsidiaries' ability to pay cash distributions to their equity holders is subject to certain other restrictions. All borrowings under the term loans are guaranteed by NextEra Energy Partners, LP (NEP) and NEP OpCo. NEP owns a controlling, non-economic general partner interest and an approximately 34.8% limited partner interest in NEP OpCo.

Also on April 27, 2017, an indirect subsidiary of NEP borrowed $100 million under an existing revolving credit facility entered into in 2014, as amended. The borrowings under the term loans and the existing credit facility were used to fund the acquisition of Golden West Wind Holdings, LLC described in Item 8.01 below.

Section 8 - Other Events

Item 8.01 Other Events

On May 1, 2017, an indirect subsidiary of NEP acquired Golden West Wind Holdings, LLC for approximately $238 million, subject to customary working capital and other adjustments, and the assumption of $184 million in existing liabilities related to differential membership interests. Golden West Wind Holdings, LLC indirectly owns an approximately 249 MW wind generation facility located in El Paso County, Colorado. The seller is an indirect wholly-owned subsidiary of NextEra Energy, Inc. (NEE).

The terms of the related purchase and sale agreement were unanimously approved by NEP’s conflicts committee, which is comprised of the independent members of the board of directors of NextEra Energy Partners GP, Inc., the general partner of NEP and an indirect wholly-owned subsidiary of NEE. The conflicts committee retained independent legal and financial advisors to assist in evaluating and negotiating the acquisition. In approving the acquisition, the conflicts committee based its decision, in part, on an opinion from its independent financial advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 1, 2017

NEXTERA ENERGY PARTNERS, LP
(Registrant)

By:	NextEra Energy Partners GP, Inc., its general partner

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Controller and Chief Accounting Officer

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